SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported)        February 13, 2001
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                         Asthma Disease Management, Inc.
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             (Exact Name of Registrant as specified in its charter)


         Delaware                          33-1534-D            22-3253496
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(State or other jurisdiction              (Commission         (IRS Employer
    of incorporation)                     File Number)      Identification No.)


272 South White Horse Pike, Berlin, NJ                               08009
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code     856-753-9595
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          (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events

The Company announces the resignation of Dr. Richard Anderson as Chairman of the Board of Directors effective February 16, 2001. Dr. Anderson is stepping down at this time because he feels the Company is well on its way to success with new business and competent management is in place after the difficult time of the past nine months. Further Dr. Anderson will not stand for re-election to the Board of Directors at the upcoming shareholders meeting.

The Company is in the process of setting up a transfer agent.

The Company is attempting to resolve its legal issues with defendants, John David,Lois Butler, Jane MacIntyre, and Lewis Perelmutter. The primary obstacle is the resolution of legal fees.

Counsel has informed management that the litigation against Messrs. Young and Manini will take approximately three years and cost in excess of $500,000. To reconcile the matter, management has conducted extensive and protracted discussions with Mr. George Young and Mr. Richard Manini regarding a possible settlement. To date, the Company has been unsuccessful in its attempts to reach a resolution and while the Company can make no assurances that the matter can be resolved, negotiations are continuing.

Additionally, the Company will schedule a shareholder meeting on or before April 30, 2001.



                                  Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ASTHMA DISEASE MANAGEMENT, INC.



Dated:  February 13, 2001                     By:  /s/ A.J. Henley
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                                              Name:  A.J. Henley
                                              Title: President and
                                                     Chief Executive Officer